Exhibit 21
                            THERMO ECOTEK CORPORATION

                   Significant Subsidiaries of the Registrant

                                             State or           Registrant's
                                           Jurisdiction             % of
    Name                                 of Incorporation         Ownership
    --------------------------------     ----------------       ------------

    Caribbean Cogeneration Company, Inc.   Massachusetts           100%

    Delano Energy Company Inc.                Delaware             100%

    Delano Operations Company, Inc.          California            100%

    Eco Fuels Inc.                            Wyoming              100%

    EuroEnergy Group, B.V.                     Italy                50%

    Gatepeak Corporation                      Delaware             100%

    KFP Operating Company, Inc.               Delaware             100%

    Independent Power Services Corporation     Nevada              100%

    SFS Corporation                        New Hampshire           100%

    TCK Fuels Inc.                            Delaware             100%

      KFX Fuel Partners, L.P. (a Wyoming      Delaware              95%
        limited partnership, of which TCK
        Fuels Inc. is a limited partner
        and has a 93% economic interest
        and of which Eco Fuels, Inc. is
        the general partner and has a 2%
        economic interest)

    Tenpeak Corporation                        Nevada              100%

    TES Securities Corporation                Delaware             100%

    Thermendota, Inc.                        California            100%

      Mendota Biomass Power, Ltd.            California             60%
        (a California limited partnership
        of which Thermendota, Inc. is the
        general partner and has a 60%
        economic interest)

          MBPL Agriwaste Corporation         California            100%

    Thermo Ecotek International
      Holdings Inc.                         Cayman Islands         100%

    Thermo Ecotek International Inc.        Cayman Islands         100%
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                                                                   Exhibit 21
                            THERMO ECOTEK CORPORATION

             Significant Subsidiaries of the Registrant (continued)

                                             State or           Registrant's
                                           Jurisdiction             % of
    Name                                 of Incorporation         Ownership
    -----------------------------------  ----------------       ------------

      TCK Cogeneration Dominicana Inc.      Cayman Islands         100%
        (1% of which shares are owned
        directly by Thermo Ecotek
        International Holdings Inc.)

      TCK Dominicana Holdings Inc.          Cayman Islands         100%
        (1% of which shares are owned
        directly by Thermo Ecotek
        International Holdings Inc.)

    Thermo Electron of Maine, Inc.             Maine               100%

      Gorbell/Thermo Electron Power Company    Maine                80%
        (a general partnership, of which
        Thermo Electron of Maine, Inc. is a
        general partner and has an 80%
        economic interest)

    Thermo Electron of New Hampshire, Inc.  New Hampshire          100%

      Hemphill Power and Light Company      New Hampshire           66%
       (a general partnership, of which
       Thermo Electron of New Hampshire,
       Inc. is a general partner and has
       a 67% economic interest)

    Thermo Electron of Whitefield, Inc.     New Hampshire          100%

      Whitefield Power and Light Company    New Hampshire          100%
        (a general partnership, of which
        Thermo Electron of Whitefield, Inc.
        is a general partner and has a 61%
        economic interest and of which SFS
        Corporation is the other general
        partner and has a 39% economic
        interest)

    Thermo Fuels Company, Inc.              California             100%

    Thermo Trilogy Corporation               Delaware              100%

    Woodland Biomass Power, Inc.            California             100%

      Woodland Biomass Power, Ltd.          California             100%
        (a California limited partnership,
        of which Woodland Biomass Power,
        Inc. is the general partner and
        has a 99% interest)